EXHIBIT 99.1


                                                             F.N.B. CORPORATION
                                                             (Nasdaq: FBAN)
www.fnbcorporation.com                                       NAPLES, FL 34102


FOR IMMEDIATE RELEASE

DATE:             February 3, 2003
CONTACT:          Clay W. Cone
                  Vice President-
                  Corporate Communications
                  239-436-1676

 F.N.B. CORPORATION CONTINUES FLORIDA GROWTH STRATEGY WITH
    ACQUISITION OF SOUTHERN EXCHANGE BANK IN TAMPA, FLORIDA

NAPLES, FL, February 3 - F.N.B. Corporation (Nasdaq: FBAN) today announced it has signed a definitive agreement to acquire all of the outstanding shares of Charter Banking Corp., the holding company for Southern Exchange Bank based in Tampa, Florida.

Originally chartered in 1923, Southern Exchange Bank is a privately held commercial bank with $701 million in total assets and $482 million in deposits. The bank provides a broad range of traditional community banking and commercial lending services with 18 full-service banking offices located throughout Hillsborough and Pinellas counties.

"This acquisition fits perfectly with our strategic plan for growth in the Florida market," said Gary L. Tice, President and Chief Executive Officer of F.N.B. Corporation. "It is a natural extension of our successful banking operations in the Clearwater area and gives us a foothold in the Tampa market, which is one of the most economically diverse in all of Florida. It also expands the opportunities for marketing our many fee-based services."

The transaction is valued at $150,250,000 in cash. It will be funded through a variety of sources, including F.N.B.'s internal lines of credit as well as the issuance of Trust Preferred Securities. Due diligence has already been completed. The acquisition, subject to normal regulatory approvals, is expected to be completed at the end of March 2003.

"This merger combines two organizations which share a common community banking

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philosophy with solid financial performance and excellent credit quality. We also agree that the key to success is to build loyal, long-term financial relationships with our customers," said David A. Straz Jr., Chairman of Southern Exchange Bank and the sole shareholder of Charter Banking Corp. "This merger will greatly benefit our customers, who will enjoy an expanded array of products coupled with superior customer service."

Straz will continue to serve in a leadership role by joining the boards of directors of both F.N.B. Corporation and its community banking affiliate, First National Bank of Florida.

Once the merger is completed, all Southern Exchange Bank branches will become part of First National Bank of Florida. As a result of this combination, First National Bank will have approximately $3.4 billion in assets and 61 full-service financial centers statewide.

"This merger provides us with an excellent branch system in the greater
Tampa Bay area and the opportunity to market a broad range of business and retail banking services to a growing customer base," said Garrett S. Richter, President and Chief Executive Officer of First National Bank. "We are particularly excited about the opportunity to offer a complete line of wealth management and insurance services to our new customers."

This is the latest in a series of acquisitions in Florida by F.N.B. Corporation and significantly expands the company's footprint in that state. With this affiliation, First National Bank of Florida will have a significant presence in many of Florida's most attractive retail banking markets, including Naples, Marco Island, Bonita Springs, Fort Myers, Cape Coral, Venice, Sarasota, Clearwater, St. Petersburg, Tampa and Orlando.

This marks F.N.B. Corporation's 11th acquisition in Florida since entering that state in 1997. The acquisition of Southern Exchange Bank would be its largest to date in Florida.

The merger would combine two of Florida's premier financial institutions and would boost F.N.B. Corporation's total assets to around $7.8 billion, ranking it as the nation's 63rd largest bank holding company and the largest headquartered in the state of Florida.

"F.N.B. has an excellent track record of providing traditional community bank service with local decision makers and employees," said Richard L. Weatherby, President and Chief Executive Officer of Southern Exchange Bank. "We look forward to our affiliation with F.N.B. as we help to build what is already Florida's premier financial institution."

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Management of F.N.B. Corporation estimates that the transaction will generate revenue enhancements and cost savings of more than $3.0 million.
The integration of Southern Exchange Bank into First National Bank is expected to occur in the third quarter of 2003.

At the same time, the company anticipates significant growth in loan production. "We opened a loan production office in downtown Tampa late last year and this operation has been extremely well received," Tice said. "With the addition of Southern Exchange Bank, we would anticipate having an even more significant, positive impact on the community."

According to its own internal projections, F.N.B. Corporation expects the transaction to be slightly accretive to GAAP earnings per share in 2003. The transaction is projected to be neutral to GAAP earnings per share in 2004 and 3% accretive to earnings per share in 2005. On a cash basis, it will be slightly accretive to earnings per share in 2003, 2% accretive to earnings per share in 2004, and 3.5% accretive to earnings per share in 2005.

F.N.B. Corporation is a diversified financial services company headquartered in Naples, Florida. The company currently has $7.1 billion in total assets. F.N.B. owns and operates community banks, insurance agencies, a consumer finance company and First National Trust Company with offices located in Florida, Pennsylvania, Ohio and Tennessee. The company's stock is traded on The Nasdaq Stock Market under the symbol "FBAN."

F.N.B. has been honored as a Dividend Achiever by Mergent Inc., a leading provider of business and financial information on publicly traded companies. This annual recognition is based on the corporation's consistently outstanding record of increased dividend performance. The company has increased dividend payments for 30 consecutive years.

F.N.B. also has been recognized in the 2003 edition of America's Finest Companies by the Staton Institute Inc. The annual investment directory identifies U.S.-based companies with at least 10 consecutive years of higher dividends or earnings per share. Fewer than 2% of the nation's 19,000 publicly traded companies qualified for listing in the directory.

Copies of this news release are available over the Internet at www.fnbcorporation.com or by contacting F.N.B.'s Corporate Affairs Department at 1-800-262-7600, extension 1676.

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F.N.B. Corporation will host a live conference call to discuss this acquisition on Wednesday, February 5, 2003, at 11 a.m. Eastern Time. This conference call will be available by dialing 1-800-346-7359, with the entry code #1160. For those unable to listen to the live call, a replay will be available from 1 p.m. on February 5, 2003, until midnight on February 12, 2003, by dialing 1-800-332-6854, with the entry code #1160.

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Except for the historical and present factual information contained herein, the matters set forth in this release, including statements as to the expected date of the closing of the acquisition of Charter Banking Corp. by F.N.B., financial and operating results, benefits and synergies of the merger, future opportunities and any other effect, result or aspect of the transaction, and other statements identified by words such as "believes," "expects,"
"projects," "plans," "anticipates," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties including, but not limited to, costs, delays, and any other difficulties related to the merger, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulations, future financial and operating results, competition, general economic conditions, ability to manage and continue growth, and other risk industry factors as detailed from time to time in F.N.B.' s reports filed with the [GRAPHIC OMITTED]